Exhibit (o)(iii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K


                                    EXHIBIT D

                                     to the

                               Multiple Class Plan

                           VISION GROUP OF FUNDS, INC.

                                 CLASS B SHARES

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                FUND                         EFFECTIVE DATE OF PLAN

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      Vision Mid Cap Stock Fund                   July 1, 1999
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    Vision Large Cap Growth Fund                August 20, 1999
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     Vision Large Cap Value Fund                August 20, 1999
   (formerly: Vision Equity Income
                Fund)
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      This Exhibit to the Multiple Class Plan (the "Plan") is hereby adopted by the above-listed portfolios of the Corporation ("Funds") on whose behalf it is executed as of the date stated above, pursuant to Sections 2, 3, 4, and 5 of the Plan with regard to the Class B Shares of the Funds.

1.  SEPARATE ARRANGEMENTS

     DISTRIBUTION ARRANGEMENTS

     Class B Shares are designed for individuals as a convenient means of accumulating an interest in a professionally managed, diversified portfolios of securities, and who do not want to pay a front-end sales charge.

     CHANNEL/TARGET CUSTOMERS

     Class B Shares are designed for sale primarily to retail customers of brokers.

     SALES LOAD

     Class B Shares of Vision Mid Cap Fund are sold without a maximum front-end sales load.

     CONTINGENT DEFERRED SALES CHARGE

     Class B Shares are subject to a CDSC as described in the Fund's prospectus (maximum of 5.00% in the first year).

     DISTRIBUTION FEES

     Maximum Rule 12b-1 distribution fee: 0.75 of 1% of the average daily net assets of each Fund's Class B Shares. All or any portion of this fee may be waived by the Distributor from time to time.

     SERVICES OFFERED TO SHAREHOLDERS

     Include, but are not limited to, distributing prospectuses and other information, providing shareholder assistance and communicating or facilitating purchases and redemptions of shares.

     SHAREHOLDER SERVICES FEES

     Maximum shareholder service fee: 0.25 of 1% of the average daily net asset value of each Fund's Class B Shares. All or any portion of this fee may be waived by the shareholder servicing agent from time to time.

     MINIMUM INVESTMENTS

     The minimum initial investment in Class B Shares is $500 unless the investment is in a retirement plan, in which case the minimum initial investment is $250.00. Subsequent investments must be in amounts of at least $25, including retirement plans.

     VOTING RIGHTS

     Each Class B Share gives the shareholder one vote in Director elections and other matters submitted to shareholders of the entire Corporation for vote. All shares of each portfolio or class in the Funds have equal voting rights, except that only shares of a particular portfolio or class are entitled to vote in matters affecting that portfolio or class.

2.   EXPENSE ALLOCATION

     DISTRIBUTION FEES

     Distribution Fees are allocated equally among Class B Shares of each Fund.

     SHAREHOLDER SERVICE FEES

     Shareholder Service Fees are allocated equally among Class B Shares of each Fund.

3.   CONVERSION FEATURES

     Class B Shares automatically convert to Class A Shares eight years after purchase.

4.   EXCHANGE FEATURES

     Class B Shares of any portfolio may be exchanged for Class B Shares of other Funds of the Corporation pursuant to the conditions described in the appropriate prospectus.

     IN WITNESS WHEREOF, this Class Exhibit has been executed on behalf of the above-listed portfolios of the Corporation by their duly-authorized officer(s) as of the date(s) set forth above.

                                          VISION GROUP OF FUNDS, INC.

                                          By:/S/ BETH S. BRODERICK

                                          Name:  Beth S. Broderick
                                          Title: Vice President